SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

Haights Cross Communications, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Haights Cross Communications, Inc. (the “Company”) is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”). The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. Rather, it continues to file its reports under the Exchange Act in order to comply with the reporting covenants contained in its bond indentures.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has not completed its audited financial statements or its Annual Report on Form 10-K by April 15, 2009, as required under its credit agreement for its senior secured term loan (the “Credit Agreement”).  The Company is continuing to work towards completing its financial statements and filing its Annual Report.  In connection with the defaults under the Credit Agreement, the Company has entered into a short-term forbearance with its lenders (the “Lenders”) under the Credit Agreement.  Under the terms of the forbearance, the Lenders have agreed not to exercise their rights under the Credit Agreement as a result of these and certain related defaults during the forbearance period, subject to certain conditions and provided that no further defaults arise during the forbearance period.  In addition, commencing April 15, 2009, the Company has agreed to pay the Lenders the default rate of interest under the Credit Agreement, an increase of 2% over the stated variable rate.  Upon expiration of the forbearance period, the forbearance shall be immediately and automatically terminated and be of no further force or effect.  The Company is currently in discussions with its Lenders to extend the forbearance and amend its Credit Agreement to, among other things, avoid further defaults under that agreement.  The Company has engaged Houlihan Lokey Howard & Zukin Capital, Inc. as a financial advisor to help implement the Credit Agreement amendment and to explore other potential debt restructuring alternatives.  The Company cannot assure that it will be successful in extending the forbearance, amending its Credit Agreement or restructuring its other debt obligations on favorable terms if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

	By:	/s/ Mark Kurtz
Name: Mark Kurtz Title: Senior Vice President and Chief Financial Officer